Exhibit 5.1

	Brookfield Infrastructure Partners L.P.	Email spenrose@applebyglobal.com
	Canon’s Court	Tel +1 441 295 2244
	22 Victoria Street	Fax +1 441 292 8666
Hamilton Bermuda
HM 12

Appleby Ref 142314.0001

23 August 2016

Dear Sirs

Brookfield Infrastructure Partners L.P. (BIP)
Bermuda Office
Appleby (Bermuda)

We have acted as legal advisers as to matters of Bermuda law to BIP, an exempted limited partnership organized under the laws of the Islands of Bermuda. We have been requested to render this opinion in connection with the filing by BIP of:

1.                                      an automatic shelf registration statement on Form F-3 (Reg. No. 333-       ) (Registration Statement);

2.                                      the base shelf prospectus, dated as of 23 August 2016, contained in the Registration Statement (Prospectus);

3.                                      any prospectus supplement to the Prospectus used in connection with any offering of Units (as defined in the Prospectus) pursuant to the Registration Statement (Prospectus Supplement); and

4.                                      any “free writing prospectus” within the meaning of Rule 405 under the U.S. Securities Act of 1933, as amended (Securities Act), (Free Writing Prospectus),

with the Securities and Exchange Commission (SEC) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, relating to limited partnership units (Unissued Units) to be issued from time to time pursuant to Rule 415 under the Securities Act.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

Limited
Canon’s Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda

Tel +1 441 295 2244

applebyglobal.com

Bermuda • British Virgin Islands • Cayman Islands • Guernsey • Hong Kong • Isle of Man • Jersey • London • Mauritius • Seychelles • Shanghai • Zurich

Assumptions

In stating our opinion we have assumed:

1.                                      the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

2.                                      the genuineness of all signatures on the Documents;

3.                                      the authority, capacity and power of persons signing the Documents;

4.                                      that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

5.                                      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.                                      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by BIP in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

7.                                      that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of Brookfield Infrastructure Partners Limited (BIPL), the general partner of BIP, on behalf of BIP, in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect the listing of the Units on behalf of BIP, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein; and

8.                                      that the records which were the subject of the Searches were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.                                      BIP is an exempted limited partnership established and existing under the laws of Bermuda. BIP possesses the capacity to sue and be sued and is in good standing under the laws of Bermuda. All suits in respect of the business of BIP shall be prosecuted against BIPL, in its capacity as general partner of BIP.

2.                                      When duly authorized, allotted, issued and fully paid for pursuant to the terms of the Resolutions and in accordance with the terms and conditions referred to or summarized in any Prospectus Supplement and/or Free Writing Prospectus, when taken together with the Prospectus and the Registration Statement (including any documents incorporated by reference therein), the Unissued Units, will be validly issued, fully paid and non-assessable units of BIP.

Reservations

We have the following reservations:

1.                                      We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.                                      Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

3.                                      Any reference in this opinion to Unissued Units being “non-assessable” shall mean, in relation to fully-paid Units of BIP and subject to any contrary provision in any agreement in writing between BIP and the holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of BIP, either in order to complete payment for their Units, to satisfy claims of creditors of BIP, or otherwise.

4.                                      The Searches are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book and Judgement Book do not reveal:

i.                                          details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book.

ii.                                       details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

iii.                                    whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

iv.                                   whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

v.                                      whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

5.              The Limited Partnership Act 1883 (Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

6.              A limited partner is liable to BIP, or to its creditors, for any amount in respect of such limited partner’s contribution to BIP to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

7.              A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of BIP, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

8.              Every partner of BIP who is guilty of any fraud in the affairs of BIP shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed in contravention of the Act.

9.              In opinion paragraph 1 above, the term ‘good standing’ means only that BIP has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda which confirms that it has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax.

Disclosure

This opinion is addressed to you in connection with the registration of the Unissued Units with the SEC and is not to be made available to, or relied on by any other person or entity (other than the Unitholders as referenced in the Registration Statement), or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement),  without our prior written consent except as may be required by law or regulatory authority.  We consent to the filing of this opinion as an exhibit to the Registration Statement of BIP.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

SCHEDULE

1.                                      The entries and filings shown in respect of BIP and of BIPL, on the files of BIP and BIPL maintained in the Registrar of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches on 23 August 2016, and the entries and filings shown in respect of BIP and BIPL in the Supreme Court Causes Book and Judgement Book maintained at the Registry of the Supreme Court, Hamilton, Bermuda, as revealed by searches on 23 August 2016 (Searches).

2.                                      Certified copies of the Certificate of Registration, Limited Particulars and Exempted Particulars in relation to BIP, and of the Amended and Restated Limited Partnership relating to BIP, between BIPL and each person who is admitted to BIP as a limited partner from time to time, dated 29 February 2016, as amended by the First Amendment dated 2 August 2016 (Partnership Constitutionals).

3.                                      Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of BIPL (GP Constitutionals, collectively with Partnership Constitutionals, Constitutional Documents).

4.                                      Certified copy of the Minutes of the Meetings of the Board of Directors of the BIPL held on 3 August 2016 (Resolutions).

5.                                      The Registration Statement.

6.                                      The Prospectus.